Exhibit 99.1

Execution Version

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT, dated as of June 27, 2016 (this “Agreement”), by and among Gannett Co., Inc., a Delaware corporation (“Parent”), Raptor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), and each of the stockholders of ReachLocal, Inc., a Delaware corporation (the “Company”), named in Schedule 1 attached hereto (each, a “Principal Holder”).

Recitals

WHEREAS, concurrently with the execution of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for (i) Purchaser to commence a tender offer, (as it may be amended from time to time as provided under the Merger Agreement, the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) subject to the terms and conditions of the Merger Agreement, and (ii) following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), whereby, except as expressly provided in Article II of the Merger Agreement, each issued and outstanding share of Common Stock immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive the merger consideration specified therein, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Principal Holder is the beneficial and/or record owner of its Existing Shares (as defined herein); and

WHEREAS, as an inducement and condition to Parent and Purchaser entering into the Merger Agreement, Parent and Purchaser have requested that each Principal Holder agree, and each Principal Holder has agreed, severally and not jointly, to (i) enter into this Agreement, (ii) abide by the covenants and obligations with respect to the Covered Shares (as defined herein) set forth herein, (iii) tender the Covered Shares in the Offer, and (iv) support the Merger, the Offer and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), in each case, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

Section 1.1                        Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Company” has the meaning set forth in the preamble hereto.

“Common Stock” has the meaning set forth in the recitals hereto.

“Covered Shares” means, with respect to each Principal Holder and as of any given date, such Principal Holder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any shares of Common Stock or other voting capital stock of the Company issued upon the conversion, vesting payment, exercise or exchange of securities, in all cases that such Principal Holder has or acquires Beneficial Ownership of on or after the date hereof as of such given date, including as a result of conversion of any Notes held by such Principal Holder; provided, however, that in no event shall the maximum number of Covered Shares subject to this Agreement and any other similar agreement with respect to the transactions contemplated hereby exceed 39.99% of the issued and outstanding shares of Common Stock or other voting capital stock of the Company as of such given date (and such limitation shall be applied to each Principal Holder on a pro rata basis).

“Encumbrance” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, community property interest or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but excluding any obligation under this Agreement and any applicable restrictions on transfer under the Securities Act. The term “Encumber” shall have a correlative meaning.

“Existing Shares” means, with respect to each Principal Holder, an aggregate number of shares of Common Stock Beneficially Owned by such Principal Holder as of the date hereof, as set forth opposite the Principal Holder’s name on Schedule 1 hereto.

“Grantees” has the meaning set forth in Section 2.2.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Agreement Termination Date” shall mean the date that the Merger Agreement is validly terminated in accordance with its terms.

“Notes” means the Company’s 4.00% Convertible Second Lien Subordinated Notes.

“Offer” has the meaning set forth in the recitals hereto.

“Parent” has the meaning set forth in the preamble hereto.

“Permitted Transfer” means a Transfer of Covered Shares by a Principal Holder to a controlled affiliate of such Principal Holder, provided that, such controlled affiliate shall remain a controlled affiliate of such Principal Holder at all times following such Transfer.

“Permitted Transferee” shall mean any Person that Beneficially Owns Covered Shares pursuant to a Permitted Transfer.

“Principal Holder” has the meaning set forth in the preamble hereto.

“Purchaser” has the meaning set forth in the preamble hereto.

“Transactions” has the meaning set forth in the recitals hereto.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, gift, Encumber, hypothecate or similarly dispose of or to enter into any Contract, derivative arrangement, option or other arrangement with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of.

“Voting Period” has the meaning set forth in Section 2.2.

ARTICLE II

VOTING

Section 2.1                        Agreement to Vote and Support.

(a)                     Each Principal Holder hereby irrevocably and unconditionally agrees, severally and not jointly, that during the term of this Agreement, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company proposed to be taken in lieu of a meeting, such Principal Holder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)      vote (or cause to be voted) solely in such Principal Holder’s capacity as a stockholder of the Company, in person or by proxy covering, all of its Covered Shares (to the extent not purchased in the Offer) (1) against (A) any agreement or arrangement related to or in furtherance of an Acquisition Proposal, (B) against any other action, agreement or transaction that is intended, or would reasonably be expected to impede, prevent or materially delay the Offer, the Merger or the other Transactions or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Principal Holder of its obligations under this Agreement and (C) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or other obligation or agreement of such Principal Holder under this Agreement or in its capacity as a stockholder of the Company under the Merger Agreement or (y) the failure of any condition to the consummation of the Offer or the Merger set forth in the Merger Agreement to be satisfied, and (2) in favor of the Merger or any other matter to the extent necessary for the consummation of the Transactions.

(b)                    Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of such vote or consent.

Section 2.2                        Grant of Irrevocable Proxy.  Each Principal Holder hereby irrevocably appoints as its proxy and attorney-in-fact Parent, and any other Person designated by Parent in writing (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to the fullest extent of such Principal Holder’s rights with respect to the Covered Shares, effective as of the date hereof and continuing until termination of this Agreement pursuant to Section 6.1 (the “Voting Period”), (a) to attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2.1, (b) to vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to the Covered Shares in accordance with the provisions of Section 2.1(a) at any such meeting and (c) to grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2.1(a), all written consents with respect to the Covered Shares. The proxy granted by each Principal Holder under this Agreement shall be irrevocable during the Voting Period and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Each Principal Holder will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and this Section 2.2. The power of attorney granted by each Principal Holder under this Section 2.2 is a durable power of attorney and shall survive the bankruptcy or dissolution of such Principal Holder. Other than as provided in this Section 2.2, no Principal Holder shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Principal Holder’s Covered Shares. For Covered Shares as to which any Principal Holder is the Beneficial Owner but not the holder of record, such Principal Holder shall cause any holder of record of such Covered Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.2. Parent may terminate this proxy with respect to any Principal Holder at any time at its sole election by written notice provided to such Principal Holder.

Section 2.3                        No Inconsistent Agreements. Each Principal Holder hereby represents, warrants, covenants and agrees that, except for this Agreement, such Principal Holder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Principal

Holder contained herein untrue or incorrect or have the effect of preventing or disabling such Principal Holder from performing any of its obligations under this Agreement. Each Principal Holder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Principal Holder prior to the execution of this Agreement in respect of the voting of such Principal Holder’s Covered Shares, if any, are not irrevocable and each Principal Holder hereby revokes (and agrees to take any necessary further action to cause to be revoked) any all previous proxies, powers of attorney, instructions or other requests with respect to such Principal Holder’s Covered Shares.

ARTICLE III

TENDERING

Section 3.1                        Tender of the Covered Shares. As promptly as practicable after the commencement of the Offer, and in any event no later than the tenth (10th) Business Day following commencement of the Offer, each Principal Holder shall validly tender into the Offer (and deliver any certificates evidencing, to the extent such Covered Shares are in certificated form) all of the Covered Shares owned by such Principal Holder in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances. If a Principal Holder acquires any Covered Shares after the tenth (10th) Business Day following the commencement of the Offer, such Principal Holder shall validly tender into the Offer (and deliver any certificates evidencing to the extent such Covered Shares are in certificated form) such Covered Shares on or prior to the Expiration Date.

Section 3.2                        No Withdrawal. Each Principal Holder agrees that once Covered Shares are tendered into the Offer, such Principal Holder shall not withdraw any Covered Shares from the Offer unless and until (i) the date that the Offer is terminated in accordance with the Merger Agreement or (ii) the termination of this Agreement in accordance with Section 6.1.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1                        Representations and Warranties of Each Principal Holder. Each Principal Holder hereby represents and warrants to Parent and Purchaser, severally and not jointly, as follows:

(a)                     Authorization; Validity of Agreement; Necessary Action. Such Principal Holder has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Holder and, assuming this Agreement constitutes a valid and binding obligation of Purchaser and Parent, constitutes a legal, valid and binding obligation of such Principal Holder, enforceable against it in accordance with its terms, subject to the effect of any bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity. The execution and delivery of this Agreement by such Principal Holder, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Principal Holder; and no other proceedings on the part of such Principal Holder are necessary to authorize this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(b)                    Ownership. Such Principal Holder’s Existing Shares are, and except for Transfers permitted between the date hereof and the Acceptance Time pursuant to Section 5.1(a), all of the Covered Shares owned by such Principal Holder from the date hereof through and on the Acceptance Time will be, Beneficially Owned by such Principal Holder. Such Principal Holder has good and marketable title to the Principal Holder’s Existing Shares, free and clear of any Encumbrances. Other than the Existing Shares set forth on Schedule 1 hereto and shares of Common Stock or derivative securities of which Alan E. Salzman and one or more of the Principal Holders or their affiliates have shared Beneficial Ownership as disclosed in related filings under Section 16 of the Securities Exchange Act of 1934, as of the date hereof such Principal Holder does not Beneficially Own: (i) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, (ii) any warrants, calls, options or other rights to acquire from the Company any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, or any stock appreciation rights, or (iii) “phantom” stock rights, performance units or other rights to receive shares of Common Stock (or cash or other economic benefit in respect thereof) on a deferred basis. Such Principal Holder has and will have at all times through the Acceptance Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares owned by such Principal Holder.

(c)                     No Violation. The execution and delivery of this Agreement by such Principal Holder does not, and the performance by such Principal Holder of its obligations under this Agreement will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of such Principal Holder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Principal Holder pursuant to, any Contract or other instrument or obligation to which such Principal Holder is a party or by which such Principal Holder, and/or any of its assets or properties is bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Principal Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(d)                   Consents and Approvals. The execution and delivery of this Agreement by such Principal Holder does not, and the performance by such Principal Holder of its obligations under this Agreement and the consummation by such Principal Holder of the transactions contemplated hereby will not, require such Principal Holder to obtain any consent, approval, authorization or permit of, or to make any registration, declaration, filing with or notification to, any Governmental Entity, except for any consent, approval, authorization, permit, registration, declaration, filing or notification required to be made, obtained or provided pursuant to applicable securities Laws or Competition Laws or as would not, or would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Principal Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(e)                     Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of such Principal Holder, threatened by, against, or involving or affecting such Principal Holder and/or any of its respective Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Principal Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f)                      Merger Agreement. Each Principal Holder has received and reviewed the Merger Agreement and has had the opportunity to ask questions, and has received satisfactory answers thereto, from the management of the Company regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

(g)                    Brokers. No broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Principal Holder.

Section 4.2                        Representations and Warranties of Parent and Purchaser. Parent and Purchaser jointly and severally represent and warrant as follows:

(a)                     Authorization; Validity of Agreement; Necessary Action. Each of Parent and Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of each Principal Holder, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against them in accordance with its terms, subject to the effect of any bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity. The execution and delivery of this Agreement by Parent and Purchaser, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Purchaser; and no other proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby.

(b)                    No Violation. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance by Parent and Purchaser of their respective obligations under this Agreement will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Purchaser, (ii) conflict with or violate any Law, ordinance or regulation of any Governmental Entity, applicable to Parent or Purchaser or by which any of their respective assets or properties is bound or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on the respective properties or assets of Parent or Purchaser pursuant to, any Contract or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser, and/or any of their respective assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent or Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c)                     Consents and Approvals. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance by each of Parent and Purchaser of its respective obligations under this Agreement and the consummation by each of Parent and Purchaser of the transactions contemplated hereby will not, require Parent or Purchaser to obtain any consent, approval, authorization or permit of, or to make any registration, declaration, filing with or notification to, any Governmental Entity, except for any consent, approval, authorization, permit, registration, declaration, filing or notification required to be made, obtained or provided pursuant to applicable securities Laws or Competition Laws or as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent or Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V

OTHER COVENANTS

Section 5.1                        Prohibition on Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 6.1, each Principal Holder, solely with respect to itself, agrees that it shall not (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless (i) such Transfer is a Permitted Transfer, and (ii) such Permitted Transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Principal Holder’s obligations hereunder in respect of the Covered Shares, Beneficial Ownership or other interest subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares, Beneficial Ownership or other interest subject to such Transfer, to the same extent as such Principal Holder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares, Beneficial Ownership or other interest subject to such Transfer as such Principal Holder shall have made hereunder or (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that (i) violates or conflicts with or would reasonably be expected to violate or conflict with such Principal Holder’s representations, warranties, covenants and obligations under this Agreement or (ii) impairs or would reasonably be expected to impair the ability of such Principal Holder to perform its obligations hereunder or to consummate the transactions contemplated hereby. Any Transfer in violation of this provision shall be void ab initio.

Section 5.2                        Adjustments. In the event of a stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Common

Stock), or any change in the Common Stock by reason of any split-up, reverse stock split, reorganization, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received as a result of any such event and the terms of this Agreement shall apply to any of such shares, stock dividends or distributions or securities as though owned by the Principal Holder on the date of this Agreement, and such Principal Holder promptly shall notify Parent in writing, promptly following such acquisition, of the number and type of any and all such shares, stock dividends or distributions or securities.

Section 5.3                        Waiver of Dissenters Rights. Each Principal Holder hereby irrevocably waives, and agrees not to assert or perfect any rights of appraisal or rights to dissent from the Merger that the Principal Holder may have under applicable Laws or otherwise, including Section 262 of the DGCL, a copy of which is attached hereto as Exhibit A, by virtue of ownership of the Covered Shares.

Section 5.4                        Stop Transfer Order. Each Principal Holder hereby agrees that it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Covered Shares, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Principal Holder shall request that the Company notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such shares).

Section 5.5                        Litigation. Each Principal Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim or Proceeding against Parent, Purchaser, the Company or any of their respective directors or officers related to the Merger Agreement, the Offer or the Merger, including any claim or Proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 5.6                        No Frustration; No Solicitation.

(a)                     Each Principal Holder shall, and shall cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.  Without limiting the generality of Section 5.6(a), during the Voting Period, no Principal Holder shall, and each Principal Holder shall not authorize any of its Subsidiaries or affiliates (as defined in the Merger Agreement) and shall use commercially reasonable efforts not to permit any of its, its Subsidiaries’ or its affiliates’ Representatives to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal, (ii) furnish or disclose to any Third Party non-public information (or afford access to any of the properties, assets, books or records relating to the Company or any of its Subsidiaries) with respect to or in furtherance of or which would reasonably be likely to lead to an Acquisition Proposal, (iii)

negotiate or engage in substantive discussions with any Third Party with respect to an Acquisition Proposal or (iv) enter into any agreement or agreement in principle with respect to an Acquisition Proposal; provided, however, that in the event a Person submits an Acquisition Proposal to the Company, each Principal Holder may hold discussions with such Person solely with respect to the terms of a proposed support agreement with respect to the transaction contemplated by such Acquisition Proposal following such time as the Company Board determines that the Company may take any action set forth in clauses (A), (B) or (C) of Section 5.3(b) of the Merger Agreement.

Section 5.7                        Indemnification and Advancement.

(a)                     Parent shall jointly and severally indemnify, defend and hold harmless the Principal Holders and all of their members, affiliates (as defined in the Merger Agreement), partners, and each of their respective officers, directors, managing directors, employees, members, partners, attorneys and representatives (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”), against any payments made or payable by any Indemnified Party in respect of (i) costs and expenses (including reasonable attorneys’ fees) incurred, (ii) judgments, fines, losses, amounts paid in settlement, claims, penalties and damages incurred or suffered and (iii) liabilities incurred, in each case, by any Indemnified Party, arising by reason of or in any way relating to such Principal Holder entering into this Agreement or performing its obligations hereunder, whether civil, criminal, administrative or investigative (including, without limitation, the advancement of reasonable attorney’s fees and disbursements, which shall be paid, reimbursed or advanced by Parent on a monthly basis prior to the final disposition thereof without the requirement of any bond or other security).

(b)                    Promptly after receipt by an Indemnified Party of notice of its involvement in any action, suit, proceeding, arbitration or investigation relating in any way to the matters set forth in Section 5.7(a) arising after the date hereof, the Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against Parent pursuant to Section 5.7(a), notify Parent of such involvement.  Failure by an Indemnified Party to so notify Parent shall not relieve Parent from the obligation to indemnify the Indemnified Party pursuant to this Section 5.7 unless Parent is actually prejudiced as a result of such failure.  Parent shall be entitled to assume the defense of any such action, suit, proceeding, arbitration or investigation as well as any action, suit, proceeding, arbitration or investigation existing prior to the date hereof and subject to indemnification pursuant to Section 5.7(a), with counsel selected by the Indemnified Party.  Without limiting Parent’ obligation to indemnify, defend and hold harmless the Indemnified Parties pursuant to Section 5.7(a), upon assumption by Parent of the defense of any such action, suit, proceeding, arbitration or investigation, the applicable Indemnified Party shall have the right to participate in such action, suit, proceeding, arbitration or investigation and to retain its own counsel at Parent’ expense; provided, however, that Parent shall not, in connection with any one such action, suit, proceeding, arbitration or investigation or separate but substantially similar actions, suits, proceedings, arbitrations or investigations arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action, suit, proceeding, arbitration or investigation.  Parent shall not consent to the terms of any compromise or settlement of any action, suit, proceeding, arbitration or investigation defended by Parent in accordance with the foregoing without the prior written consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action, suit, proceeding, arbitration or investigation (and does not impose any injunctive or other equitable relief or other continuing obligation on any Indemnified Party) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(c)                     Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its directors, agents or stockholders, it being understood and agreed that the indemnification provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.

(d)                   If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any one Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 5.7.

(e)                     The rights of each Indemnified Party under this Section 5.7 shall be in addition to any rights such person may have under the charter or bylaws of the Company or any of its subsidiaries, under Delaware law or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its subsidiaries.  These rights shall survive consummation of any acquisition of the Company by Parent and are intended to benefit, and shall be enforceable by, each Indemnified Party.  Notwithstanding anything herein to the contrary and for the avoidance of doubt, the parties hereto acknowledge and agree that the rights under this Section 5.7 shall only be available to a Principal Holder solely in its capacity as the record and/or beneficial owner of the Covered Shares (and not in any other capacity, including, for the avoidance of doubt, capacity as a director of the Company).

ARTICLE VI

MISCELLANEOUS

Section 6.1                        Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder, (a) automatically, without any notice or other action by any Person, upon the earliest to occur of (i) the Effective Time, (ii) the Merger Agreement Termination Date or (iii) the entry into any amendment or modification of the Merger Agreement that results in a decrease in, or a change in the form of, the Offer Price or the Merger Consideration or (b) with respect to any Principal Holder, upon the mutual written agreement of Parent and such Principal Holder. In addition, upon a Change of Board Recommendation under and in compliance with the Merger Agreement, the provisions set forth in Sections 2.1, 2.2, 3.1 and 5.7 of this Agreement shall not apply for so long as such Change of Board Recommendation shall remain in effect; provided, however, that if the Company Board withdraws such Change of Board Recommendation and recommends that the stockholders of the Company accept the Offer, tender their Shares in the Offer and, to the extent required under applicable Law, approve the

Merger and adopt the Merger Agreement (a “Renewed Recommendation”), the provisions of Sections 2.1, 2.2, 3.1 and 5.7 of this Agreement shall thereafter remain in full force and effect for so long as such Renewed Recommendation remains in effect. Notwithstanding the foregoing, the provisions of this Article VI (other than Section 6.4) shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 6.1 nor the termination of this Agreement shall relieve any party hereto from any liability to any other party arising out of or in connection with a prior breach of this Agreement.

Section 6.2                        No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares remain vested in and belong to the applicable Principal Holder, and nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 6.3                        Expenses. Whether or not the Transactions are consummated, all expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions shall be paid by the party incurring those expenses.

Section 6.4                        Public Announcements. No Principal Holder shall issue any press release or make any public statement with respect to the Offer, the Merger, the Merger Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which such Principal Holder is subject, in which case such Principal Holder shall use its commercially reasonable efforts to allow Parent reasonable time to comment on such release or announcement in advance of such issuance.  Each Principal Holder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holdings of the Covered Shares and the nature of its commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information that Parent reasonably determines is required to be disclosed by applicable Law in any announcement, press release, the Offer Documents, the Company’s Schedule 14D-9 (in each case, including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Offer, the Merger, any other Transaction or the transactions contemplated by the Merger Agreement, (b) agrees to promptly give to Parent and the Company any information they may reasonably require for the preparation of any such disclosure documents and (c) agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if any, to the extent that any shall be or have become false or misleading in any material respect.

Section 6.5                        Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained and delivery is followed within one Business Day pursuant to either clause (a) or (b)), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Purchaser to:

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107
Attention:	Barbara W. Wall
Facsimile:	(703) 854-2031

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, District of Columbia 20005
Attention:	Katherine D. Ashley
Facsimile:	(202) 661-8251

If to a Principal Holder, to such Principal Holder at the address specified on Schedule 1, with a copy (which shall not constitute notice) to:

VantagePoint Capital Partners
1001 Bayhill Drive, Suite 300
San Bruno, CA 94066
Attention:	Chief Executive Officer
Attention:	Chief Financial Officer
Attention:	General Counsel
Facsimile:	(650) 869-6078

Rho Ventures
152 W 57th Street, 23rd Floor
New York, New York 10019
Attention:	General Counsel
Facsimile:	(212) 751-3613

Section 6.6                        Interpretation. The principles set forth in Section 8.11 of the Merger Agreement shall apply to this Agreement.

Section 6.7                        Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties, such consent or approval must be in writing.

Section 6.8                        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.9                        Entire Agreement; No-Third Party Beneficiaries. This Agreement and the Merger Agreement (and the schedules, annexes and exhibits hereto and thereto) and the documents and instruments and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to, and shall not, confer upon any Person (other than the parties hereto and their respective successors and permitted assigns) any rights, benefits, obligations, liabilities or remedies hereunder. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 6.10                Assignment. Except in connection with a Permitted Transfer, no party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and Permitted Transferees. Any purported assignment in violation of this Agreement will be void ab initio.

Section 6.11                Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)                     This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)                    Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.11, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.5 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)                     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c).

(d)                   Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court of the United States of America having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.  A party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

(e)                     Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Purchaser and the Principal Holders (or, in the case of an Amendment relating only to a certain Principal Holder, by each of Parent, Purchaser and such Principal Holder). At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(f)                      Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to negotiate in good faith in an effort to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)                    Action by Stockholder Capacity Only. Each of Parent and Purchaser acknowledges that each Principal Holder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of the Covered Shares (and not in any other capacity). Nothing herein shall limit or affect any actions taken by, or require a Principal Holder to take any action with respect to, any director or officer of the Company and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any director or officer of the Company in such capacity shall not be deemed to constitute a breach of this Agreement.

(h)                    Several, Not Joint Obligations. The representations, warranties, covenants and other obligations of the Principal Holders under this Agreement are, in all respects, several and not joint, such that no Principal Holder shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Principal Holder, or any breach or violation thereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

GANNETT CO., INC.

By:	/s/ Alison K. Engel
	Name:	Alison K. Engel
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

RAPTOR MERGER SUB, INC.

By:	/s/ Elizabeth A. Allen
	Name:	Elizabeth A. Allen
	Title:	Secretary

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

PRINCIPAL HOLDERS

VantagePoint Venture Partners III (Q), L.P.
By: VantagePoint Venture Associates III, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners III, L.P.
By: VantagePoint Venture Associates III, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV (Q), L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV, L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV Principals,
Fund L.P.
By: VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners 2006 (Q), L.P.
By: VantagePoint Venture Associates 2006,
L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

[Signature Page to Tender and Support Agreement]

Rho Ventures V, L.P.
By: RMV V, L.L.C., its General Partner
By: Rho Capital Partners, LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

Rho Ventures V Affiliates, L.L.C.
By: RMV V, L.L.C., its Managing Member
By: Rho Capital Partners, LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

[Signature Page to Tender and Support Agreement]

SCHEDULE 1

PRINCIPAL HOLDERS

Principal Holder Name and Address	Existing Shares	Covered Shares[2]

VantagePoint Venture Partners III (Q), L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	1,952,995	1,555,542

VantagePoint Venture Partners III, L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	237,775	189,386

VantagePoint Venture Partners IV (Q), L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	8,451,641	6,731,654

VantagePoint Venture Partners IV, L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	846,099	673,910

VantagePoint Venture Partners IV Principals Fund, L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	30,789	24,523

VantagePoint Venture Partners 2006 (Q), L.P.[1] c/o VantagePoint Capital Partners 1001 Bayhill Drive, Suite 300 San Bruno, CA 94066	1,021,222	813,394

Rho Ventures V, L.P. c/o Rho Ventures 152 W 57th Street, 23rd Floor New York, New York 10019	2,362,930	1,882,052

Rho Ventures V Affiliates, L.L.C. c/o Rho Ventures	207,465	165,244

152 W 57th Street, 23rd Floor New York, New York 10019

Total	15,110,916	12,035,705

1The Principal Holder also holds a convertible note issued by the Company in December 2015.  The number of Existing Shares shown above excludes any shares issuable on conversion of the note.

2For illustrative purposes only, assuming 30,096,787 shares issued and outstanding.

EXHIBIT A

SECTION 262 OF THE DGCL

[Attached]

SECTION 262 OF THE
DELAWARE GENERAL CORPORATION LAW
RIGHTS OF APPRAISAL

Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.